Exhibit 5.1

[LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

March 6, 2025

Capital One Funding, LLC

1600 Capital One Drive, Room 27907A

McLean, Virginia 22102

Re: Capital One Multi-asset Execution Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel in connection with the formation of Capital One Multi-asset Execution Trust, a Delaware statutory trust (the “Trust”), and in connection with (i) the filing of the Registration Statement on Form SF-3 (together with the exhibits and any further amendments thereto and the prospectus described therein, the “Registration Statement”), filed by Capital One Funding, LLC, a Virginia limited liability company (the “Depositor”) on March 6, 2025 with the Securities and Exchange Commission (the “SEC”), and (ii) the form of prospectus included in, and forming a part of, the Registration Statement, relating to the offer and sale of notes to be issued by the Trust (the “Prospectus”). This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Prospectus or as defined in the Indenture (as defined below).

We have examined originals or copies of the following documents:

(a)

The Certificate of Trust of the Trust filed with the Secretary of State of the State of the Delaware (the “Secretary of State”) on December 6, 2001, as corrected by the Corrected Certificate of Trust of the Trust, as filed in the office of the Secretary of State on December 10, 2001, as further corrected by the Corrected Certificate of Trust of the Trust, as filed in the office of the Secretary of State on December 17, 2001, and as amended by the Certificate of Amendment, as filed in the office of the Secretary of State on April 15, 2002 (as so corrected and amended, the “Certificate of Trust”);

(b)

The Trust Agreement of the Trust, dated as of December 5, 2001, between the Depositor, as beneficiary, and Deutsche Bank Trust Company Delaware (formerly known as Bankers Trust (Delaware)), a Delaware banking corporation, as owner trustee (the “Owner Trustee”);

Capital One Multi-asset Execution Trust

Capital One Funding, LLC

March 6, 2025

(c)	The Amended and Restated Trust Agreement of the Trust, dated as of October 9, 2002, between the Depositor, as beneficiary and transferor, and the Owner Trustee;

(d)	The Second Amended and Restated Trust Agreement of the Trust, dated as of January 13, 2006 (the “Trust Agreement”), between the Depositor, as beneficiary and transferor, and the Owner Trustee;

(e)

The Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006 and March 17, 2016, each between the Trust, as issuer, and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, as indenture trustee (the “Indenture Trustee”), and acknowledged by the Depositor, and as amended by the First Amendment to Indenture, dated as of October 1, 2022, between the Trust, as issuer, and the Indenture Trustee, and acknowledged and accepted by Capital One, National Association (successor to Capital One Bank (USA), National Association, a national banking association, and Capital One Bank, a Virginia banking corporation), a national banking association (the “Bank”), as administrator, and the Depositor, as transferor (as so amended and restated, the “Base Indenture”);

(f)

The Asset Pool 1 Supplement, dated as of October 9, 2002, as amended by the First Amendment to the Asset Pool 1 Supplement, dated as of March 1, 2008, and as further amended by the Second Amendment to the Asset Pool 1 Supplement, dated as of October 1, 2022, each between the Trust, as issuer, and the Indenture Trustee, and acknowledged and accepted by the Bank, as administrator, and the Depositor, as transferor (as so amended, the “Asset Pool Supplement”);

(g)

The Card Series Indenture Supplement, dated as of October 9, 2002, as amended and restated as of March 17, 2016 (as so amended and restated, the “Indenture Supplement” and, together with the Base Indenture and the Asset Pool Supplement, the “Indenture”), each between the Trust, as issuer, and the Indenture Trustee;

(h)	The form of Notes (the “Notes”) attached as an exhibit to the Indenture Supplement; and

(i)	A Certificate of Good Standing for the Trust, dated March 5, 2025, obtained from the Secretary of State.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any

Capital One Multi-asset Execution Trust

Capital One Funding, LLC

March 6, 2025

document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

1. The Trust is duly formed and is validly existing in good standing as a Delaware statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Trust Act”).

2. Under the Trust Agreement and the Trust Act, the Trust has the power and authority to issue the Notes under the Indenture.

3. Issuance of the Notes has been duly authorized by the Trust under the Trust Agreement and the Trust Act.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

A. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, the United States Corporate Transparency Act, as amended, or any other similar statute of any other jurisdiction, (ii) state tax, insurance, pension or employee benefit plan, securities or blue sky laws or (iii) laws, rules or regulations relating to the particular nature of the Trust assets.

B. For purposes of this opinion, we have assumed (i) that, at the time the Notes are issued, the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, with respect to the operation and termination of the Trust, that the Certificate of Trust is in full force and effect and that the Trust Agreement for the Trust will be in full force and effect, (ii) that, at the time the Notes are issued, the Indenture will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the issuance of the Notes, and that the Indenture will be in full force and effect, (iii) except to the extent provided in paragraph 1 above, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who

Capital One Multi-asset Execution Trust

Capital One Funding, LLC

March 6, 2025

are to be parties to the documents examined by us, (v) except to the extent provided in paragraph 2 above, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (vi) except to the extent provided in paragraph 3 above, the due authorization, execution and delivery by all parties thereto of all documents examined by us.

C. We express no opinion with respect to (i) provisions of a document reviewed by us to the extent that such provisions purport to bind a person or entity that is not a party to such document, (ii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, or (iii) any provisions in the Trust Agreement that purport to restrict any right that a party may have to apply for a judicial dissolution of the Trust.

D. With respect to all documents examined by us, we have assumed that (i) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein, and (ii) in connection with the documents of which we have received a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected.

E. We have not participated in the preparation of the Registration Statement or the Prospectus (other than this opinion) or any other offering materials with respect to the formation of the Trust and issuance of the Notes and assume no responsibility for their contents, except for this opinion.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement relating to the offer and sale of the notes to be issued by the Trust. We also consent to the use of our name in the Registration Statement and the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/Richards, Layton & Finger, P.A.

DKD/MDS